NEUTRON ENTERPRISES, INC.

Audited Financial Statements

December 31, 2000

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

A. Financial statements

Report of independent certified public accountants

Balance sheet, December 31, 2000

Statement of loss for the period ended

December 31, 2000

Statement of stockholder's equity for the period ended

December 31, 2000

Statement of cash flows for the period ended

December 31, 2000

Notes to financial statements

B. Financial statement schedules

Schedules are omitted because of the absence of the conditions under which they are required, or because the information required by such omitted schedule is contained in the financial statements or the notes thereto.

Bateman & Co., Inc., P.C.

Certified Public Accountants

5 Briardale Court

Houston, Texas 77027-2904

(713) 552-9800

FAX (713) 552-9700

www.batemanhouston.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholder

Of Neutron Enterprises, Inc.

We have audited the accompanying balance sheet of Neutron Enterprises, Inc. (a Nevada corporation) (a development stage enterprise) as of December 31, 2000, and the related statements of loss, stockholder's equity, and cash flows for the period from inception (December 28, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neutron Enterprises, Inc. (a development stage enterprise) as of December 31, 2000, and the results of its operations and cash flows for the initial period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is not currently engaged in a business and has suffered losses from development stage activities to date, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BATEMAN & CO., INC., P.C..

Houston, Texas

January 25, 2001

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

Offices in Principal Cities Around The World

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Balance Sheet

December 31, 2000

<table>

<tc>
ASSETS

Current assets:

Cash funds held in trust

Total current assets

Total assets

LIABILITIES

Current liabilities:

Note payable, related parties

Total current liabilities

Total liabilities

Commitments and contingencies

STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 100,000,000 authorized,

100,000 shares issued and outstanding

Capital in excess of par value

Deficit accumulated during the development stage

Total stockholders' equity

Total liabilities and stockholders' equity

$ 8,605
8,605
$ 8,605

$ 9,040
9,040

9,040

-

100
900

(1,435)
(435)
$ 8,605

</table>

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Statement of Loss For The Period Ended

December 31, 2000

<table>
<tc>
Inception December 28, 2000 Through December 31, 2000

Revenues General and administrative expenses Total operating expenses (Loss) before taxes Provision (credit) for taxes on income: Current Deferred Total provision (credit) for taxes on income Net (loss) Basic earnings (loss) per common share Weighted average number of shares outstanding	$ -

1,435
1,435
(1,435)

-
-
-
$ (1,435)

$ (0.01)

100,000

</table>

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Statement of Stockholder's Equity For The Period Ended

December 31, 2000

<table>

<tr>
Deficit
Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception, December 28, 2000 Stock issued for cash Development stage net (loss) Balances, March 31, 1999	-	$ -	$ -	$ -	$ -
	100,000	100	900	-	1,000
	-	-	-	(1,435)	(1,435)
	100,000	$ 100	$ 900	$ (1,435)	$ (435)

</table>

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Statement of Cash Flows For The Period Ended

December 31, 2000

<table>

<tc>
Inception
December 28, 2000
Through
December 31,
2000
Cash flows from operating activities:

Net (loss)

Net cash provided (used) by operating

activities

Cash flows from investing activities:

Cash flows from financing activities:

Proceeds from sale of common stock

(Decrease) increase in note payable, related parties

Net cash provided (used) by financing activities

Net increase (decrease) in cash and equivalents

Cash and equivalents, beginning of period

Cash and equivalents, end of period

Supplemental cash flow disclosures:

Cash paid for interest

Cash paid for income taxes

$ (1,435)

(1,435)

-

1,000
9,040
10,040

8,605

-
$ 8,605

$ -
-

</table>

The accompanying notes are an integral part of these statements.

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of the Company's organization and significant accounting policies:

Organization and nature of business - Neutron Enterprises, Inc. (the Company) is a Nevada corporation incorporated on December 28, 2000. It is based in Vancouver, British Columbia, Canada.

The Company's intent is to become a marketing company that provides a trading exchange for pre-owned transportation and construction equipment. The Company's internet website is currently under construction and will be the centerpiece of its marketing operation. The website will display each piece of heavy equipment for sale, as well as offer third party appraisals and inspections, transportaion insurance, and services for shipping, rigging and escrow. The site will also include links to trade associations, magazines and newsletters, industry information and on-line want ads. Customers will be able to place their orders via the internet in a secured e-commerce connection. The Company expects to market to a global customer base.

To date, the Company's activities have been limited to its formation and the raising of equity capital. In its current development stage, management anticipates incurring substantial additional losses as it implements its business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to generally accepted accounting principles applicable to development stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and concentrations in products and markets which could affect the financial statements and future operations of the Company.

Cash and cash equivalents - For purposes of the statement of cash flows, the Company considers all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The Company has adopted Statement of Financial Accounting Standards number 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock - The Company has adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company did not have a complex capital structure requiring the computation of diluted earnings per share.

Note 2 - Capital stock:

Since its inception, the Company has issued shares of its common stock as follows:

<table>
			Price Per
Date	Description	Shares	Share	Amount
12/28/00	Shares issued for cash	100,000	$0.01	$1,000

</table>

Note 3 - Cash funds held in trust:

At December 31, 2000, the company did not have a bank account because it had not yet obtained a federal tax identification number. Therefore, its cash was held in trust by the company's attorney pending the opening of a bank account. These funds were considered cash equivalents.

Note 4 - Federal income tax:

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

<table>
2000
Refundable Federal income tax attributable to:
Current operations	$(500)
Less, Limitation due to absence of prior year taxable income	500
Net refundable amount	-

</table>

The cumulative tax effect at the expected rate of 34% of significant items comprising the Company's net deferred tax amounts as of December 31, 2000 are as follows:

<table>
2000
Deferred tax asset attributable to:
Net operating loss carryover	$(500)
Less, Valuation allowance	500
Net deferred tax asset	-

</table>

At December 31, 2000, the Company had unused net operating loss carryovers which may be used to offset future taxable income and which expire as follows:

<table>
Expires December 31,	Amount
2015	$ 1,435
Total net operating loss carryover	$ 1,435

</table>

Note 5 - Related party transactions:

As of December 31, 2000, the Company is obligated to an officer/shareholder on a non-interest bearing promissory note due October 30, 2001, with a balance of $9,040.

Note 6 - Uncertainty, going concern:

At December 31, 2000, the Company was not currently engaged in a business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan (see Note 1 above) and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, the Company must rely on its officers and directors to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 - New accounting pronouncements:

In March 2000, the Emerging Issues Task Force reached a consensus on Issue No. 00-2, Accounting for Website Development Costs, ("EITF Issue No. 00-2") to be applicable to all website development costs incurred for the quarter beginning after June 30, 2000. The consensus states that for specific website development costs, the accounting should be based generally on AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Under SOP 98-1, development costs are capitalized and amortized to income over the estimated useful life of the website. The Company did not incur any website development costs during the period ended December 31, 2000.

The following recent accounting pronouncements:

  FASB Statements
  Number 133, Accounting for Derivative Instruments and Hedging Activities,
  Number 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise,
  Number 135, Recission of FASB Statement No. 75 and Technical Corrections,
  Number 136, Transfers of Assets to a Not-for-Profit Organization or Charitable Trust That Raises or Holds Contributions for Others,
  Number 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133,
  Number 138, Accounting for Certain Dervative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133,
  Number 139, Recission of FASB Statement No. 53 and amendments to FASB Statements No. 63, 89 and 121, and
  Number 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a Replacement of FASB Statement No. 125,
  and FASB Interpretaions
  Number 43, Real Estate Sales, and
  Number 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25,

are not currently expected to have a material effect on the Company's financial Statements.